UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2016

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On November 14, 2016, A. Schulman, Inc. (the “Company”) committed to reorganizing the management and certain aspects of the operating structure of its business segments. In total, the Company anticipates eliminating approximately 60 positions, mainly from its middle management ranks, in connection with this restructuring:

•	EMEA - 42 positions;

•	USCAN - 15 positions;

•	APAC - 2 positions; and

•	LATAM - 1 position.

There will be no position eliminations from the Company’s Engineered Composites segment.

The Company anticipates a total annual pre-tax savings of approximately $5 million to $6 million will be realized, with a partial year savings in the fiscal year ending August 31, 2017, and the full anticipated annual savings commencing in the fiscal year ending August 31, 2018. Over the next several fiscal quarters, the Company anticipates recording pre-tax restructuring charges of $9 million to $11 million for employee termination benefits and other costs to be paid in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ Andrean Horton
Andrean Horton
Executive Vice President and
Chief Legal Officer

Date: November 14, 2016